As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

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Nevada	87-0450450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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28050 US 19 North, Suite 509, Clearwater, Florida 33761

(727) 324-0046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Scott P. Mitchell

President and Chief Executive Officer

Think Partnership Inc.

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046

(Name, Address and Telephone Number of Agent for Service)

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Copy to:

Vaughn W. Duff, Esq.

General Counsel

Think Partnership Inc.

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046 x2126

Approximate date of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $.001 per share; Warrants	$50,000,000	$5,350

(1)

There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $50,000,000.  Subject to the aggregate offering price of all securities issued from time to time pursuant to this registration statement, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, dated January 12, 2007

$50,000,000

Offered by

COMMON STOCK

WARRANTS

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We may, from time to time in one or more offerings, sell up to $50,000,000 in the aggregate, inclusive of any exercise price thereof, of:

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Shares of our common stock;

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Warrants to purchase shares of our common stock; or

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Any combination of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

Our common stock is listed on the American Stock Exchange under the symbol “THK.”  The AMEX closing price of our common stock on January 8, 2007 was $3.15.

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THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” and “Forward Looking Statements” on page 3 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with the following offerings: up to 23,625,301 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on July 24, 2006 (File No. 333-121761); up to 53,281,511 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on August 1, 2006 (File No. 333-134823); and up to 10,943,425 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on September 25, 2006 (File No. 333-137141).

The date of this Prospectus is January 12, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THINK PARTNERSHIP INC	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES	4
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	7
INCORPORATION OF DOCUMENTS BY REFERENCE	7

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time up to $50,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

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Shares of our common stock;

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Warrants to purchase shares of our common stock; or

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Any combination of the foregoing.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with our additional information available to you. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

THINK PARTNERSHIP INC.

In this prospectus, the terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

We are a Nevada corporation headquartered in Clearwater, Florida.  Through our wholly-owned direct and indirect subsidiaries we provide world class technology solutions to businesses and individuals. As of January 12, 2007 we employed 248 persons.  As of January 12, 2007 we operate in thirteen locations across the United Sates and one location in each of Canada, Hong Kong and the United Kingdom. Our principal executive offices are located at 28050 US 19 North, Suite 509, Clearwater, Florida 33761.  Our telephone number is (727) 324-0046. The address of our website is www.thinkpartnership.com.

From 1993 until 1997 we had no operations.  In 1997, we acquired two private companies that were subsequently divested.  In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc.  Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations.  Our business is organized into four segments: Network, Direct, Advertising and Consumer Services.

Our Network segment, comprised of our wholly-owned subsidiaries PrimaryAds, Inc., Litmus Media, Inc., Ozona Online Network, Inc. and Kowabunga! Marketing, Inc., offers affiliate marketing solutions to online marketers and advertisers and world class technology solutions.  PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up for an email or filling out a survey. Litmus provides click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries through its ValidClick Search Network (http://www.validclick.com). In the merchant solutions arena, Litmus provides online merchants with a unique patent-pending order abandonment recovery technology, called Second Bite, helping online retailers increase sales by automatically following up with abandoned shoppers to help them complete their purchases. Ozona Online Network provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access.  Kowabunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.

Our Direct segment, comprised of our wholly-owned subsidiaries Morex Marketing Group LLC and iLead Media, Inc., primarily provides lead generation services. Morex is a life stages lead generation business that focuses on marketing to expectant mothers and new parents. Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers. iLead provides online home business opportunities for individuals throughout the United States through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available from drop-ship partners. iLead also generates revenue from the sale of customer leads to third parties, as well as the sale of partner memberships or products.

Our Advertising segment, comprised of our wholly-owned subsidiaries, MarketSmart Advertising, Inc., MarketSmart Interactive, Inc., and Web Diversity Ltd., provides online and off-line advertising, branding, and interactive marketing solutions. MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia. MarketSmart Interactive offers interactive marketing solutions to approximately 150 clients designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search and affiliate marketing. Web Diversity provides paid search management and organic search optimization services. We recently consolidated our MarketSmart Interactive online business into the operations of our MarketSmart Advertising subsidiary.  We believe that this consolidation effort will allow us to realize significant improvements in operating efficiencies.

Our Consumer Services segment is comprised of our direct and indirect subsidiaries, Real Estate School Online, Inc., Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc. Real Estate School Online is an online real estate education site, providing accredited real estate licensing courses in Florida and Georgia.  Cherish, Inc. and its wholly-owned subsidiaries, Personals Plus, Inc. and Vintacom Florida, Inc. offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites. Users specify the type of person or couple they are looking for by age, gender, hobbies, and location, and then make contact with that individual or individuals in an online environment. Revenues are generated from a monthly membership fee, which allows users to obtain complete access to the individual community. Some of Cherish’s websites also display adult content, and encourage the exploration of alternative lifestyles, in addition to providing dating and relationship services. On November 10, 2006 we announced a new letter of intent to sell the dating portion of our Consumer Services segment. We have yet to enter into a definitive agreement for this sale. There is no assurance that we will enter into such a definitive agreement or that we will be able to complete the sale of our dating business. If consummated, we believe the sale of our dating business will better focus our management time and capital on integration and growth opportunities for our online marketing and advertising business segment.

More comprehensive information about our products is available through our Internet website http://www.thinkpartnership.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference and in the applicable prospectus supplement, or in any updates in our Quarterly Reports on Form 10−Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Moreover, we operate in a very competitive and rapidly changing environment.  It is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can generally identify forward-looking statements by terms such as “may,” “should,” “could,” “will”, “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.  Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference, and in our most recent Annual Report on Form 10−K under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for working capital, capital expenditures and other general corporate purposes. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions.

DESCRIPTION OF SECURITIES

Common Stock

We have the authority under our Articles of Incorporation, as amended, to issue up to 200 million shares of our common stock, par value $0.001 per share.  As of January 9, 2007, there were 64,278,120 shares of our common stock issued and outstanding.  The shares of our common stock that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

Warrants

We may issue warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock and may be attached to or separate from the shares of our common stock. The warrants are to be issued under warrant agreements all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

The applicable prospectus supplement will describe the following terms of warrants offered:

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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the provisions, if any, for changes to or adjustments in the exercise price;

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the provisions, if any, for call rights or put rights relating to the warrants or the underlying securities;

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the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

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if applicable, the number of warrants issued with each share of our common stock;

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if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

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a discussion of any material federal income tax consequences of holding or exercising the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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the name or names of any underwriters, if any, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

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fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

If we use underwriters in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Any person or entity participating in a distribution of our securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by any participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed on for us by Rosenfeld Roberson Johns & Durrant, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2005 and 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2005 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Morex Marketing Group, LLC for the years ended December 31, 2005 and 2004 and the combined financial statements of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed June 7, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Litmus Media, Inc. for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed May 17, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of iLead Media, Inc. for the year ended December 31, 2005 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  The financial statements of iLead Media, Inc. for the year ended December 31, 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Hansen, Bradshaw, Malmrose & Erickson, P.C., an independent public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov.  We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits and schedules. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules. The registration statement and any of amendments to the registration statement, including exhibits and schedules filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus and any prospectus supplement the information that we file with it. This means that we can disclose important information to you by referring you to other documents that contain such information.  The information we incorporate by reference is considered to be part of this prospectus and any prospectus supplement, and information we later file with the SEC will automatically update and supersede the information in this prospectus and any prospectus supplement.  The following documents filed by us with the SEC are incorporated herein by reference:

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our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;

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our Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, filed with the SEC on June 13, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 15, 2006;

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our Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2006 filed with the SEC on June 13, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed with the SEC on August 10, 2006;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed with the SEC on November 6, 2006;

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our current reports on Form 8-K filed with the SEC on January 25, 2006, January 31, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 17, 2006, May 30, 2006 June 7, 2006, June 12, 2006, June 29, 2006, July 6, 2006, August 4, 2006, August 10, 2006, September 6, 2006; October 20, 2006; November 1, 2006; November 6, 2006; November 9, 2006; December 13, 2006; and January 2, 2007;.

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the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

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all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8−K which is not deemed to be filed and not incorporated by reference herein.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus or any prospectus supplement is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus and any prospectus supplement, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting us at the following address or telephone numbers: 28050 US 19 North, Suite 509, Clearwater, Florida 33761, (727) 324-0046.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement, this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement, this prospectus or any prospectus supplement.

______________

PROSPECTUS

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January 12, 2007

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$5,350
Accounting Fees and Expenses	$2,500
Printing Fees and Expenses	$2,500
Transfer Agent Fees	$1,000
Legal Fees and Expenses	$25,000
Miscellaneous	$3,000
Total	$39,350

Item 15.

  Indemnification of Directors and Officers

As authorized by the General Corporation Law of Nevada, our by-laws limit the liability of our officers or directors for monetary damages for breach of fiduciary duty as an officer or director.  Notwithstanding the foregoing sentence, a director or officer will be liable to the extent that he or she engages in:

acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

we unlawfully pay dividends in violation of Section 78.300 of the General Corporation Law of Nevada.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above.  The provision does not limit our rights or the rights of any shareholder seeking injunctive relief or rescission if an officer or director breaches his or her duty of care.  This provision will not alter the liability of officers or directors under federal securities laws.  Our by-laws further permit us to indemnify any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.  These provisions may be sufficiently broad to permit indemnification of our officers and directors arising under federal securities law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The underwriting agreement (Exhibit 1.1), if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.

  Exhibits

See Exhibit Index.

Item 17.  Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in Item 14 above, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on January 12, 2007.

THINK PARTNERSHIP INC. (Registrant)
By:	/s/ Scott P. Mitchell
Scott P. Mitchell
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below as a Director and/or officer of Think Partnership Inc. hereby constitutes and appoints Scott P. Mitchell their true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such  attorneys-in-fact  and agents,  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as  fully  to all  intents  and  purposes  as he might or could do in person,  hereby  ratifying and  confirming all that such  attorneys-in-fact and agents,  or either  of them,  or his or their  substitute  or  substitutes,  may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE
/s/ Scott P. Mitchell	Chief Executive Officer, President, Secretary and Director	January 12, 2007
Scott P. Mitchell
/s/ Jody Brown	Chief Financial Officer, Principal Accounting Officer and Treasurer	January 12, 2007
Jody Brown
/s/ Robert T. Geras	Director	January 12, 2007
Robert T. Geras
/s/ George Mellon	Director	January 12, 2007
George Mellon
/s/ Joshua Metnick	Director	January 12, 2007
Joshua Metnick
/s/ Patrick W. Walsh	Director	January 12, 2007
Patrick W. Walsh

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.(1)

4.1	Form of Warrant (1)

5.1	Opinion of Rosenfeld Roberson Johns & Durrant regarding legality.(2)

23.1	Consent of Blackman Kallick Bartelstein LLP.(2)

23.2	Consent of Hansen, Bradshaw, Malmrose & Erickson, P.C.(2)

23.3	Consent of Rosenfeld Roberson Johns & Durrant (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K, subsequent to effectiveness, if necessary.

(2)	Filed herewith.